Exhibit 1A-2A.2

Certificate of Amendment Delaware Division of Corporations 401 Federal Street – Suite 4 Dover, DE 19901 Phone: 302-739-3073 Fax: 302-739-3812 Dear Sir or Madam: Enclosed please find a copy of the Certificate of Amendment to be filed in accordance with the General Corporation Law of the State of Delaware. The fee to file the Certificate is $194.00 If your document is more than 1 page, you must submit $9.00 for each additional page. You will receive a stamped filed copy of your submitted document. A certified copy may be requested for an additional $50. Should you be increasing the authorized stock, the filing fee could exceed the minimum. Expedited services are available. Please contact our office concerning these fees. Please make your check payable to the “Delaware Secretary of State”. For the convenience of processing your order in a timely manner, please include a cover letter with your name, address and telephone/fax number to enable us to contact you if necessary. Please make sure you thoroughly complete all information requested on this form. It is important that the execution be legible, we request that you print or type your name under the signature line. Thank you for choosing Delaware as your corporate home. Should you require further assistance in this or any other matter, please don’t hesitate to call us at (302) 739- 3073. Sincerely, Department of Stat e Division of Corporations encl. rev. 07/04 STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: FIRST: That at a meeting of the Board of Directors of __________________________________________________________________ resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "______________________" so that, as amended, said Article shall be and read as follows: SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 20_____. By:____________________________________ Authorized Office r Title:____________________________________ Name: ____________________________________ Print or Type Littlefish Inc. 4 The total amount of stock this corporation is authorized to issue is 100,000,000 shares (the number of authorized share) with a par value of $.00001 per share 16 January 19 Chief Executive Officer Robert Miller